-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                  FORM 8-K/A

                              (AMENDMENT NO. 1)


                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                August 28, 1997
                      (Date of earliest event reported)


                                ---------------


                             COSTILLA ENERGY, INC.
            (Exact name of registrant as specified in its charter)


                                ---------------


          DELAWARE                         0-21411                75-2658940
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     400 WEST ILLINOIS, SUITE 1000
            MIDLAND, TEXAS                                              79701
(Address of principal executive offices)                              (Zip code)

                                (915) 683-3092
             (Registrant's telephone number, including area code)

                                Not applicable
              (Former name, former address and former fiscal year,
                        if changed since last report)


-------------------------------------------------------------------------------

                             COSTILLA ENERGY, INC.

                                   FORM 8-K/A

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

ITEM 7.  Financial Statements & Exhibits

    (a)  Financial Statements of the Ballard Acquisition

         Independent Auditors' Report                                        3

         Statements of Revenues and Direct Operating Expenses for the year ended December 31, 1996 and for the six months ended
          June 30, 1997 and 1996 (unaudited)                                 4

         Notes to the Statements of Revenues and Direct Operating Expenses   5

    (b)  Pro Forma Financial Information

         Preliminary Statement                                               7

         Unaudited Pro Forma Condensed Statement of Operations for
          the year ended December 31, 1996                                   8

         Unaudited Pro Forma Condensed Statement of Operations for
          the nine months ended September 30, 1997                           9

         Notes to Unaudited Pro Forma Condensed Financial Statements        10


Signatures                                                                  13

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS





                         INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Costilla Energy, Inc.:


We have audited the accompanying statement of revenues and direct operating expenses of the Ballard Acquisition (see Note 1) for the year ended December 31, 1996. The statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Costilla Energy, Inc. as described in Note 1) and is not intended to be a complete presentation of the Ballard Acquisition interests' revenues and expenses.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Ballard Acquisition for the year ended December 31, 1996 in conformity with generally accepted accounting principles.




                                        KPMG PEAT MARWICK LLP

Midland, Texas
November 7, 1997

                             COSTILLA ENERGY, INC.

                              BALLARD ACQUISITION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                                (IN THOUSANDS)

                                                          (Unaudited)
                                                        Six months ended
                                       Year ended           June 30,
                                      December 31,     ------------------
                                          1996          1997        1996
                                          ----          ----        ----
Revenues:
    Oil and condensate                  $ 9,833        $4,553      $4,540
    Natural gas                           1,481         1,571         853
                                        -------        ------      ------
                                         11,314         6,124       5,393
                                        -------        ------      ------

Direct operating expenses:
    Lease operating                       2,453         1,465       1,099
    Workovers                               417           290         406
    Production taxes                        732           402         325
                                        -------        ------      ------
                                          3,602         2,157       1,830
                                        -------        ------      ------

Revenues in excess of direct
    operating expenses                  $ 7,712        $3,967      $3,563
                                        -------        ------      ------
                                        -------        ------      ------

                   See the accompanying notes to these statements.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


(1) BASIS OF PRESENTATION

    On August 28, 1997 Costilla Energy, Inc., (the "Company") acquired from Ballard Petroleum, LLC certain oil and gas properties (the "Ballard Acquisition") for approximately $41.2 million. The accompanying statements of revenues and direct operating expenses for the Ballard Acquisition do not include general and administrative expenses, interest income or expense, a provision for depreciation, depletion and amortization, or any provision for income taxes since historical expenses of this nature incurred by Ballard are not necessarily indicative of the costs to be incurred by the Company.

    Historical financial information reflecting financial position, results of operations, and cash flows of the Ballard Acquisition were not available and are not presented because the purchase price was assigned to the oil and gas property interests acquired. Other assets acquired and liabilities assumed were not material. Accordingly, the historical statements of revenues and direct operating expenses of the Ballard Acquisition are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

    Revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

    Preparation of the accompanying statements of revenues and direct operating expenses requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

    The interim financial information for the periods ended June 30, 1997 and 1996, is unaudited. However, in the opinion of management, the interim statements of revenues and direct operating expenses include all the necessary adjustments to fairly present the results of the interim periods and all such adjustments are of a normal recurring nature. The interim statements of revenues and direct operating expenses should be read in conjunction with the audited statement of revenues and direct operating expenses for the year ended December 31, 1996.

(2) SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES

    Reserve information presented below for the Ballard Acquisition, as of January 1, 1996 and December 31,1996, is based on reserve estimates prepared by the Company's engineers, using prices and costs in effect at that date. Changes in reserve estimates were derived by adjusting such quantities and values for actual production using historical prices and costs.

    Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these reserve estimates are expected to change as additional information becomes available in the future.

    Below are the net estimated quantities of proved reserves and proved developed reserves for the Ballard Acquisition.

                                                            Oil         Gas
                                                          (MBbls)      (Mmcf)
                                                          -------      ------
Proved reserves at January 1, 1996                         4,746       10,529
Extensions and discoveries                                    18        2,457
Production                                                  (510)        (651)
                                                           -----       ------
Proved reserves at December 31, 1996                       4,254       12,335
                                                           -----       ------
                                                           -----       ------
Proved developed reserves at December 31, 1996             4,138        9,878
                                                           -----       ------
                                                           -----       ------

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS OF PROVED OIL AND GAS RESERVES

    The Company has estimated the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves in accordance with the standards established by the Financial Accounting Standards Board through its Statement No. 69. The estimates of future cash flows and future production and development costs are based on year-end sales prices for oil and gas, estimated future production of proved reserves, and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

    Discounted future net cash flow estimates like those shown below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.

    The following are the Company's estimated standardized measure of discounted future net cash flows from proved reserves attributable to the Ballard Acquisition as of December 31, 1996 (in thousands):

    Future:

         Cash inflows                                  $143,236
         Production costs                               (46,312)
         Development costs                                 (871)
                                                       --------
           Net cash flows before income taxes            96,053
    10% annual discount for estimated timing of
     cash flows                                         (34,735)
                                                       --------
    Standardized measure of discounted future net
     cash flows before income taxes                    $ 61,318
                                                       --------
                                                       --------

    The following are the sources of changes in the standardized measure of discounted net cash flows for the year ended December 31, 1996 (in thousands):

    Standardized measure, January 1, 1996               $32,538
    Extensions and discoveries, net of development
     costs                                                5,452
    Sales, net of production costs                       (7,712)
    Net change in prices                                 29,762
    Accretion of discount                                 3,254
    Other                                                (1,976)
                                                        -------
    Standardized measure, December 31, 1996             $61,318
                                                        -------
                                                        -------

ITEM 7(a)   PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The unaudited Pro Forma Condensed Statements of Operations of the Company have been prepared to give effect to the Company's Corporate Reorganization on October 8, 1996, the Common Stock Offering of 4,800,000 shares of its Common Stock on October 8, 1996, the Notes Offering on October 8, 1996 in which the Company issued $100 million aggregate principal amount of 10.25% Senior notes due 2006, the issuance of an additional 475,000 shares of its Common Stock on November 1, 1996 pursuant to the exercise of the over-allotment option by its underwriters, the 1996 Acquisition and the Ballard Acquisition as if such transactions had taken place on January 1, 1996. The Pro Forma Condensed Statements of Operations of the Company are not necessarily indicative of the results for the periods presented had the Ballard Acquisition and the 1996 Acquisition taken place on January 1, 1996. In addition, future results may vary significantly from the results reflected in the accompanying Pro Forma Condensed Statements of Operations because of normal production declines, changes in product prices, and the success of future exploration and development activities, among other factors. This information should be read in conjunction with the Consolidated Financial Statements of Costilla Energy, Inc. and the Statements of Revenues and Direct Operating Expenses with respect to the properties acquired in the Ballard Acquisition.

                             COSTILLA ENERGY, INC.

           PRO FORMA CONDENSED STATEMENT OF OPERATIONS -- UNAUDITED

                             YEAR DECEMBER 31, 1996

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             PRO FORMA
                                         COSTILLA       1996        BALLARD     PRO FORMA     COSTILLA
                                       ENERGY, INC.  ACQUISITION  ACQUISITION  ADJUSTMENTS  ENERGY, INC.
                                       ------------  -----------  -----------  -----------  ------------
Revenues                                 $55,026        $9,223      $11,314                   $75,563

Expenses:
  Oil and gas production                  21,774         5,167        3,602      (225)(1)     30,318
  General and administrative               5,238                                 (129)(1)      7,220
                                                                                  431 (2)
                                                                                1,680 (3)
  Exploration and abandonments             2,550           247                    300 (4)      3,097
  Depreciation, depletion and
   amortization                           12,430                                   75 (1)     17,473
                                                                                4,968 (5)
  Interest                                11,281                                5,271 (6)     15,906
                                                                                 (646)(7)
                                         -------        ------      -------                  -------
                                          53,273         5,414        3,602                   74,014
                                         -------        ------      -------                  -------
Net income (loss) before
 federal income taxes                      1,753         3,809        7,712                    1,549

Provision for federal income taxes
  Current                                    176                                                 176
  Deferred                                 1,042                                 (676)(8)        366
                                         -------        ------      -------                  -------
Net income (loss)                        $   535        $3,809      $ 7,712                  $ 1,007
                                         -------        ------      -------                  -------
                                         -------        ------      -------                  -------
Net income (loss) per share              $  0.08                                             $  0.10
                                         -------                                             -------
                                         -------                                             -------
Weighted average shares outstanding        6,473                                4,003 (9)     10,476
                                         -------                                             -------
                                         -------                                             -------

 See accompanying notes to unaudited pro forma condensed financial statements.

                             COSTILLA ENERGY, INC.

            PRO FORMA CONDENSED STATEMENT OF OPERATIONS - UNAUDITED

                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          PRE OFFERING
                                    COSTILLA      BALLARD     PRO FORMA     COSTILLA
                                  ENERGY, INC.  ACQUISITION  ADJUSTMENTS  ENERGY, INC.
                                  ------------  -----------  -----------  ------------
Revenues                            $55,113        $5,688                    $60,801

Expenses:
  Oil and gas production             21,038         2,603                     23,641
  General and administrative          5,543                   1,120 (1)        6,663
  Exploration and abandonments        3,748                     200 (2)        3,948
  Depreciation, depletion and
   amortization                      15,758                   2,030 (3)       17,788

  Interest                            8,856                   1,635 (4)       10,491

                                    -------        ------                    -------

                                     54,943         2,603                     62,532
                                    -------        ------                    -------

Net income (loss) before federal
 income taxes                           170         3,085                     (1,731)

Provision for federal income taxes
  Current                                62                                       62
  Deferred                               90                    (758) (8)        (668)
                                    -------        ------                    -------

Net income (loss)                   $    18        $3,085                    $(1,125)
                                    -------        ------                    -------
                                    -------        ------                    -------

Net income (loss) per share         $   -                                    $ (0.11)
                                    -------                                  -------
                                    -------                                  -------

Weighted average shares outstanding  10,425                                   10,425
                                    -------                                  -------
                                    -------                                  -------

  See accompanying notes to unaudited pro forma condensed financial statements.

                                COSTILLA ENERGY, INC.

             NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1. -- BASIS OF PRESENTATION

    The Pro Forma Condensed Statements of Operations of the Company have been prepared to give effect to the Company's Corporate Reorganization on October 8, 1996, the Common Stock Offering of 4,800,000 shares of its Common Stock on October 8, 1996, the Notes Offering on October 8, 1996 in which the Company issued $100 million aggregate principal amount of 10.25% Senior notes due 2006, the issuance of an additional 475,000 shares of its Common Stock on November 1, 1996 pursuant to the exercise of the over-allotment option by its underwriters, the 1996 Acquisition and the Ballard Acquisition as if such transactions had taken place on January 1, 1996. The Ballard Acquisition and the 1996 Acquisition are accounted for by the purchase method.

    Costilla Energy, Inc. -- Represents the historical consolidated statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997.

    1996 Acquisition -- Represents the revenues and direct operating expenses of the properties acquired in the 1996 Acquisition for the period from January 1, 1996 to June 14, 1996 (date of the 1996 Acquisition).

    Ballard Acquisition -- Represents the revenues and direct operating expenses of the properties acquired in the Ballard Acquisition for the period from January 1, 1996 to August 28, 1997 (date of the Ballard Acquisition).

NOTE 2. -- PRO FORMA ENTRIES

    (1) To record the acquisition of Valley Gathering Company and CSL Management Corporation from certain members of Costilla Energy, LLC and to record the related additional depreciation and amortization, and reduction in oil and gas production and general and administrative expenses.

    (2) Estimated incremental general and administrative expenses necessary to administer the properties acquired in the 1996 Acquisition and increased public reporting and administration costs including salary and benefits for one executive level employee and revised compensation arrangements for the remaining executives, directors' fees, insurance coverage and estimated costs to administer shareholder communications.

    (3) To record the incremental general and administrative expenses incurred at a contractual rate of approximately $140,000 per month as a result of the Ballard Acquisition.

    (4) To record the incremental geological and geophysical expenses incurred at a contractual rate of approximately $25,000 per month as a result of the Ballard Acquisition.

    (5) To record estimated incremental depletion expense for the properties acquired in the 1996 Acquisition from January 1, 1996 through June 14, 1996 (date of the 1996 Acquisition) and for the properties acquired in the Ballard Acquisition from January 1, 1996 through August 28, 1997 (date of the Ballard Acquisition).

    (6) To adjust interest expense to reflect additional borrowings for the properties acquired in the 1996 Acquisition from January 1, 1996 to June 14, 1996 (date of the 1996 Acquisition) and for the properties acquired in the Ballard Acquisition from January 1, 1996 to August 28, 1997 (date of the Ballard Acquisition). Also included is the amortization of loan fees of $478,000 over a four-year period.

Incremental interest expense includes the following components:

                                                         Year Ended       Nine Months Ended
                                                      December 31, 1996   September 30, 1997
                                                      -----------------   ------------------
    Additional interest on borrowings for the 1996
     Acquisition through June 14, 1996                    $     2,400         $         -

    Additional interest on borrowings associated with
     the Ballard Acquisition                                    2,851               1,555

    Amortization of loan fees                                     120                  80
                                                          -----------         -----------
                                                          $     5,271         $     1,635
                                                          -----------         -----------
                                                          -----------         -----------

    (7) To reverse interest on the Existing Debt and to adjust interest expense to reflect issuance of the Notes at 10.25% plus the amortization of estimated debt issuance costs over 10 years ($385,000 annually).

    (8) Assumes the Company had been a Subchapter C Corporation for federal income tax purposes effective January 1, 1996.

    (9) To reflect the issuance of 5,275,000 shares of Common Stock at an estimated price of $12.50 per share for estimated proceeds of $60,800,000, net of estimated expenses of the Common Stock Offering.

NOTE 3. -- SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

    The estimates of proved oil and gas reserves, which are located in the United States, were prepared by the Company as of January 1, 1996 and December 31, 1996. Reserves were estimated in accordance with guidelines established by the Securities and Exchange Commission and FASB which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations, except by contractual arrangements. The Company has presented the pro forma reserve estimates utilizing an oil price of $23.88 per Bbl and a gas price of $3.94 per Mcf as of December 31, 1996. The pro forma information assumes that both the 1996 Acquisition and the Ballard Acquisition took place on January 1, 1996.

OIL AND GAS PRODUCING ACTIVITIES

    Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise that those of currently producing oil and gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

                                           OIL AND           NATURAL
                                      CONDENSATE (MBbls)    GAS (MMcf)
                                      ------------------    ----------

Total Proved Reserves:
Balance January 1, 1996                     20,686            123,173
  Revisions of previous estimates            1,789              5,321
  Extensions and discoveries                 1,187             16,038
  Production                                (2,540)           (11,673)
  Purchases of minerals-in-place               251                230
  Sales of minerals-in-place                  (119)              (482)
                                          --------           --------
Balance, December 31, 1996                  21,254            132,607
                                          --------           --------
                                          --------           --------
Proved Developed Reserves:
  December 31, 1996                         18,156             99,901


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

    The standardized measure of discounted future net cash flows is computed by applying period-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on period-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.

    Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, estimates of fair value are necessarily subjective and imprecise.

                                                               YEAR ENDED
                                                            DECEMBER 31, 1996
                                                            -----------------
                                                               (THOUSANDS)

              Future cash flows                               $  1,030,336
              Future costs:
                Production                                        (369,601)
                Development                                        (26,340)
                                                              ------------
              Future net cash flows before income taxes            634,395
              Future income taxes                                 (178,454)
                                                              ------------
              Future net cash flows                                455,941
                                                              ------------
              10% annual discount for estimated timing of
                cash flows                                        (187,778)
                                                              ------------
              Standardized measure of discounted net cash
                flows                                         $    268,163
                                                              ------------
                                                              ------------

--------------------

    (a) Present value of estimated future net cash flows, before income taxes would be approximately $373 million as of December 31, 1996.

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM PROVED RESERVES


                                                           YEAR ENDED
                                                        DECEMBER 31, 1996
                                                        -----------------
                                                           (THOUSANDS)
          Increase (decrease):
            Purchase of minerals-in-place                  $     2,219
            Extensions and discoveries and improved
             recovery, net of future production and
             development costs                                  37,802
            Accretion of discount                               20,421
            Net change in sales prices net of production
             costs                                             157,162
            Changes in estimated future
             development costs                                   2,674

            Revisions of quantity estimates                     23,878
            Net change in income taxes                         (47,371)
            Sales, net of production costs                     (43,913)
            Sales of minerals in place                          (1,330)
            Changes of production rates (timing) and
             other                                             (30,011)
                                                           -----------
             Net increase                                      121,531

            Standardized measure of discounted future
             net cash flows:

               Beginning of period                             146,631
                                                           -----------
               End of period                               $   268,162
                                                           -----------
                                                           -----------

                                 S I G N A T U R E S


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       COSTILLA ENERGY, INC.



Date: November 12, 1997                By: /s/ BOBBY W. PAGE
                                          ------------------------------
                                       Bobby W. Page
                                       Senior Vice President
                                       and Chief Financial Officer